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                                                                    Exhibit 23.2


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated April 16, 2002 on our review of interim financial information of Votorantim Celulose e Papel S.A. as at and for the three-month period ended March 31, 2002, is included in its Form F-3 Registration Statement dated on or about June 11, 2002.



Yours very truly,


Sao Paulo, Brazil
June 11, 2002


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes